                                 FIRST AMENDMENT

                                       TO

                              INVESTMENT AGREEMENT

                  THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this "First Amendment"), dated as of January 27, 1999, is among LIH HOLDINGS III, LLC, a Delaware limited liability company ("LIH Holdings III"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("MassMutual"), MASSMUTUAL CORPORATE INVESTORS, a Massachusetts business trust ("MMCI"), MASSMUTUAL PARTICIPATION INVESTORS, a Massachusetts business trust ("MMPI"), and MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED, a Cayman Islands corporation ("MMCVP"; MassMutual, MMCI, MMPI and MMCVP being hereinafter collectively referred to as the "MassMutual Entities"), LIBERTY MUTUAL INSURANCE COMPANY, a Massachusetts corporation ("Liberty Mutual"), BANCBOSTON CAPITAL INC., a Massachusetts corporation ("BancBoston"; LIH Holdings III, the MassMutual Entities, Liberty Mutual and BancBoston being hereinafter collectively referred to as the "Purchasers"), and LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation (the "Company").

                  WHEREAS, the Purchasers and the Company originally entered into the Investment Agreement, dated as of December 22, 1998 (the "Investment Agreement"), whereby the Company agreed to sell, and the Purchasers agreed to purchase, in the aggregate, 316,056 shares of the Common Stock, par value $0.10 per share (the "Common Stock"), of the Company and 39,822.9 shares of the Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of the Company for an aggregate purchase price equal to $5,000,000 (the "Aggregate Purchase Price") in order to provide a portion of the funds for the acquisition of all of the outstanding capital stock of Smitty Bilt, Inc. (the "Target");

                  WHEREAS, the Company and the stockholders of the Target have entered into a definitive Stock Purchase Agreement, dated as of January 7, 1998 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the "Stock Purchase Agreement");

                  WHEREAS, in lieu of the purchase and sale of the 316,056 shares of Common Stock contemplated by the Investment Agreement, the Company now desires to sell to each of the Purchasers, and each of the Purchasers desires to purchase from the Company, in the aggregate, an additional 31,605.6 shares of Series B Preferred Stock (in addition to the aforementioned 39,822.9 shares of Series B Preferred Stock), all without any change in the Aggregate Purchase Price and otherwise on the terms and subject to the conditions set forth in the Investment Agreement as amended by this First Amendment; and

                  WHEREAS, the Purchasers and the Company desire to amend the Investment Agreement to provide for the changes described above.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Investment Agreement as follows:

                                    ARTICLE I
                       AMENDMENTS TO INVESTMENT AGREEMENT

Effective as of the date hereof:

                  1.1 Series B Certificate of Designation. The definition of "Series B Certificate of Designation" is hereby amended to read in its entirety as follows:

                  ""Series B Certificate of Designation" means, collectively,
                  (i) the Certificate of Designation with respect to the Series B Preferred Stock filed with the Secretary of State of the State of Delaware of December 22, 1998, and (ii) an amendment to such Certificate of Designation, to be filed with the Secretary of State of the State of Delaware prior to the Closing, which has the sole effect of increasing the number of shares of Series B Preferred Stock authorized by such Certificate of Designation to 394,315."

                  1.2 Section 2.1. Section 2.1 of the Investment Agreement is hereby amended by deleting "Common Stock and" in the third line of the first sentence thereof.

                  1.3 Section 3.3. (a) Section 3.3 of the Investment Agreement is hereby amended by replacing "292,225" with "394,315" in clause (i) thereof.

                  (b) Section 3.3 of the Investment Agreement is hereby amended by replacing: "6,626,838" with "6,310,782", and "292,224.7" with "323,830.3", in clause (ii) thereof.

                  1.4 Section 5.5. Section 5.5 of the Investment Agreement is hereby amended to read in its entirety as follows:

                  "5.5 Nasdaq National Market. As soon as practicable after any conversion of the Series B Preferred Stock, the Company shall cause the shares of Common Stock issuable upon such conversion of the Series B Preferred Stock to be approved for listing, subject to notice of issuance, by the Nasdaq National Market."

                  1.5 Section 6.13. Section 6.13 of the Investment Agreement is hereby deleted from the Investment Agreement in its entirety.

                  1.6 Schedule I. Schedule I to the Investment Agreement is hereby amended by deleting in its entirety Schedule I thereto and substituting therefor Schedule I attached hereto. Accordingly, all references to Schedule I in the Investment Agreement shall hereafter refer to Schedule I attached hereto.

                                   ARTICLE II

                                  MISCELLANEOUS

                  2.1 Agreement. Except as expressly amended hereby, the Investment Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and this First Amendment shall not be deemed to waive or amend any provision of the Investment Agreement except as expressly set forth herein.

                  2.2 Headings; Construction. The headings used in this First Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof. The parties hereto agree that this First Amendment is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this First Amendment, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

                  2.3 Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  2.4 Counterparts; Effectiveness. This First Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This First Amendment shall become effective as of the date hereof.

                  2.5 Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Investment Agreement shall have the meaning assigned to such term in the Investment Agreement. Unless the context otherwise specifically requires, each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Investment Agreement shall from and after the date hereof refer to the Investment Agreement as amended hereby.

                  IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officer or other representative of each party hereto as of the date first above written.

                              LUND INTERNATIONAL HOLDINGS, INC.

                              By: /s/ Ronald C. Fox
                                 -------------------------------------------
                                   Name: Ronald C. Fox
                                   Title: Treasurer

                              LIH HOLDINGS III, LLC

                              By: /s/ Ira D. Kleinman
                                 -------------------------------------------
                                   Name: Ira D. Kleinman
                                   Title: Authorized Person

                              LIBERTY MUTUAL INSURANCE COMPANY

                              By: /s/ A. Alexander Fontanes
                                 -------------------------------------------
                                   Name: A. Alexander Fontanes
                                   Title: Senior Vice President and
                                          Chief Investment Officer

                              BANCBOSTON CAPITAL INC.

                              By: /s/ Timothy H. Robinson
                                 -------------------------------------------
                                   Name: Timothy H. Robinson
                                   Title: Vice President


           [SIGNATURE PAGE TO FIRST AMENDMENT TO INVESTMENT AGREEMENT]

                              MASSACHUSETTS MUTUAL LIFE
                                   INSURANCE COMPANY

                              By: /s/ Michael P. Hermsen
                                 -------------------------------------------
                                   Name: Michael P. Hermsen
                                   Title: Managing Director

                              MASSMUTUAL CORPORATE INVESTORS

                              By: /s/ Michael P. Hermsen
                                 -------------------------------------------
                                   Name: Michael P. Hermsen
                                   Title: Vice President

                              The foregoing is executed on behalf
                              of MassMutual Corporate Investors,
                              organized under a Declaration of
                              Trust, dated September 13, 1985, as
                              amended from time to time. The
                              obligations of such Trust are not
                              personally binding upon, nor shall
                              resort be had to the property of,
                              any of the Trustees, shareholders,
                              officers, employees or agents of
                              such Trust, but the Trust's property
                              only shall be bound.

                              MASSMUTUAL PARTICIPATION INVESTORS

                              By: /s/ Michael P. Hermsen
                                 -------------------------------------------
                                   Name: Michael P. Hermsen
                                   Title: Vice President

                              The foregoing is executed on behalf
                              of MassMutual Participation
                              Investors, organized under a
                              Declaration of Trust, dated April 7,
                              1988, as amended from time to time.
                              The obligations of such Trust are
                              not personally binding upon, nor
                              shall resort be had to the property
                              of, any of the Trustees,
                              shareholders, officers, employees or
                              agents of such Trust, but the
                              Trust's property only shall be
                              bound.


           [SIGNATURE PAGE TO FIRST AMENDMENT TO INVESTMENT AGREEMENT]

                              MASSMUTUAL CORPORATE VALUE
                                   PARTNERS LIMITED

                              By Massachusetts Mutual Life Insurance
                                         Company, as Investment Advisor

                              By: /s/ Michael P. Hermsen
                                 -------------------------------------------
                                   Name: Michael P. Hermsen
                                   Title: Managing Director


           [SIGNATURE PAGE TO FIRST AMENDMENT TO INVESTMENT AGREEMENT]

                                   SCHEDULE I

                              PURCHASED
                              SECURITIES:
                              SERIES B                 AGGREGATE
PURCHASER                     PREFERRED STOCK          PURCHASE PRICE         ADDRESS FOR NOTICES
---------                     ---------------          --------------         -------------------
LIH Holdings III,             47,619.0 shares          $3,333,333             LIH Holdings III, LLC
LLC                                                                           c/o Harvest Partners, Inc.
                                                                              280 Park Avenue
                                                                              33rd Floor
                                                                              New York, NY  10017
                                                                              Attn:  Ira D. Kleinman
                                                                              Facsimile No.:  (212) 812-0100

Liberty Mutual                9,523.8 shares           $666,667               Liberty Mutual Insurance Company
Insurance Company                                                             175 Berkeley Street
                                                                              Boston, MA 02117
                                                                              Attn: Jeffrey Moy
                                                                              Facsimile No.:  (617) 574-6971

BancBoston Capital            9,523.8 shares           $666,667               BancBoston Capital Inc.
Inc.                                                                          175 Federal Street
                                                                              Mail Stop 75-10-01
                                                                              Boston, MA  02110
                                                                              Attn:  Timothy Robinson
                                                                              Facsimile No.:  (617) 434-1153

Massachusetts                 1,971.4 shares           $137,998               Massachusetts Mutual Life
Mutual Life                                                                   Insurance Company
Insurance Company                                                             1295 State Street
                                                                              Springfield, MA  01111
                                                                              Attn:  Michael L. Klofas
                                                                              Facsimile No.:  (413) 846-5035

MassMutual                    1,314.3 shares           $92,001                MassMutual Corporate Value
Corporate Value                                                               Partners Limited
Partners Limited                                                              c/o Massachusetts Mutual Life
                                                                              Insurance Company
                                                                              1295 State Street
                                                                              Springfield, MA  01111
                                                                              Attn:  Michael L. Klofas
                                                                              Facsimile No.:  (413) 846-5035

                              PURCHASED
                              SECURITIES: SERIES
                              B PREFERRED              AGGREGATE
PURCHASER                     STOCK                    PURCHASE PRICE         ADDRESS FOR NOTICES
---------                     -----                    --------------         -------------------
MassMutual                    966.7 shares             $67,669                MassMutual Corporate Investors
Corporate Investors                                                           c/o Massachusetts Mutual Life
                                                                              Insurance Company
                                                                              1295 State Street
                                                                              Springfield, MA  01111
                                                                              Attn:  Michael L. Klofas
                                                                              Facsimile No.:  (413) 846-5035

MassMutual                    509.5 shares             $35,665
Participation                                                                 MassMutual Participation Investors
Investors                                                                     c/o Massachusetts Mutual Life
                                                                              Insurance Company
                                                                              1295 State Street
                                                                              Springfield, MA  01111
                                                                              Attn:  Michael L. Klofas
                                                                              Facsimile No.:  (413) 846-5035

                     Total shares of          Total
                     Series B                 Aggregate
                     Preferred Stock          Purchase
                     Purchased:               Price:
                     ----------               ------
                     71,428.5 shares          $5,000,000